EXHIBIT 3
NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES
 ______________________________
ARTICLES OF INCORPORATION AND BY-LAWS
The following documents of Navistar International Corporation are incorporated herein by reference:

3.8
Restated Certificate of Incorporation of Navistar International Corporation dated February 12, 2015. Filed as Exhibit 3.1 to Current Report on Form 8-K, which was dated February 11, 2015 and filed on February 18, 2015. Commission File No. 0011-09618.

E-1